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Exhibit 10.47

        CONFORMED COPY

THIRD AMENDMENT
TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT

        THIS AMENDMENT to the Marriott-TCBY Joint Venture Agreement is made and entered into effective as of October 1, 1991, by and between TCBY Enterprises, Inc., a Delaware corporation with its principal office at 1100 TCBY Tower, 425 West Capitol, Little Rock, Arkansas 72201 and TCBY Systems, Inc., an Arkansas corporation with its principal office at 1100 TCBY Tower, 425 West capitol, Little Rock, Arkansas 72201 (collectively the "COMPANY") and Marriott Corporation, a Delaware corporation with its principal office at Marriott Drive, Washington, DC 20058 ("MARRIOTT") and amends the agreement between the COMPANY and MARRIOTT made and entered into effective as of June 1, 1989 and the First and Second Amendments thereto dated as of January 1, 1990 and March 1, 1990 respectively (collectively the "Agreement").

1.    Continuing Effect of Agreement. Unless otherwise stated herein, all terms and conditions of the Agreement shall continue in effect and with full force. Defined terms in the agreement appearing in language to be added to the Agreement as set forth in this Third Amendment shall have the same meaning as set forth in the Agreement.

2.    Other Locations. In the event MARRIOTT wishes to develop a STORE at any location other than SITES located at airports or turnpike travel plazas as such are defined and limited in section 2 of the Agreement, which the parties acknowledge may be in unconventional and nontraditional locations for the SITES, and if MARRIOTT identifies such locations to the COMPANY pursuant to section 2 C of the Agreement and the COMPANY wishes to go forward with STORE development under the same terms and conditions as set forth in the Agreement, then a letter executed by an authorized officer of MARRIOTT identifying the location in question, if countersigned by the President of TCBY National Sales Company, Inc., shall suffice to include such location within and make the transactions contemplated thereby subject to the terms and conditions of the Agreement to the extent they apply; specifically excluded from the Agreement shall be any and all exclusivity rights enuring to MARRIOTT's benefit for such locations and the competition restrictions upon MARRIOTT contained in section 16 D of the Agreement. In the event the location in question is to be developed upon terms other than as set forth above, then the letter executed by the authorized officer of MARRIOTT shall fully state such differences and, if countersigned by the President of TCBY National Sales Company, Inc., shall act to amend the Agreement (but only to the extent stated).

3.    Training. Notwithstanding the provisions in Section 4 A of the Agreement, for each SITE developed pursuant to this Third Amendment, Company agrees to furnish MARRIOTT on-site training and opening assistance ranging from one to five days, as the parties may mutually agree.

4.    Equipment Costs and Surcharges. Section 8 C of the Agreement shall be modified by adding the following to the end of such section: In addition to the foregoing and the provisions of section 8 A, in the event MARRIOTT elects for any location at its sole expense to bear the entire cost of any initial STORE equipment package or CART and equipment for a CART (as the suitability of either may be approved by the COMPANY for each location consistent with the terms of this Agreement), then the distribution in respect of contributions and efforts shall be decreased to One Dollar and Twenty-five Cents for every gallon ($1.25/gal.; or $5.00 per four-gallon case) of product purchased by MARRIOTT; and in the event MARRIOTT and the COMPANY agree that the COMPANY for any location shall bear the entire cost of any initial STORE equipment package or CART and equipment for a CART, then the distribution in respect of contributions and efforts shall be increased to Two Dollars and Ninety-four Cents for every gallon ($2.94/gal.; or $14.70 per four-gallon case) of product purchased by MARRIOTT.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Second Amendment effective as of the date first above written.

Attest:	MARRIOTT CORPORATION
/s/ ROBYN ANNE D. Assistant Secretary	By:	/s/ WILLIAM J. SHAW (Signature)
(S E A L)	Title:	Vice President (Type or Print)
Attest:	TCBY ENTERPRISES, INC.
/s/ (ILLEGIBLE) Secretary	By:	/s/ BETTE CLAY (Signature)
(S E A L)	Title:	Senior Vice President Admin (Type or Print)
Attest:	TCBY SYSTEMS, INC.
/s/ Secretary	By:	/s/ BETTE CLAY (Signature)
(S E A L)	Title:	Senior Vice President Admin (Type or Print)

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THIRD AMENDMENT TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT